SIGMA-ALDRICH CORPORATION
                          PRINCIPAL SUBSIDIARIES

Sigma-Aldrich Corporation (Delaware), the Registrant:

  1.  Sigma Chemical Company (Delaware)

      (A)  Sigma F & D Division, Inc. (Missouri)
      (B)  Sigma Redevelopment Corporation (Missouri)
      (C)  Sigma Second Street Redevelopment Corporation (Missouri)
      (D)  Sigma Israel Chemical Company, Ltd. (Israel)
      (E)  Makor Chemicals Limited (Israel)
      (F)  Sigma-Aldrich Chemie Holding GmbH (Germany)
      (G)  Sigma-Aldrich (Vertriebs) GmbH (Germany)

  2.  Aldrich Chemical Company, Inc. (Delaware)

      (A)  Sigma-Aldrich N.V./S.A. (Belgium)
      (B)  Aldrich-Chemie Verwaltungs GmbH (Germany)
      (C)  Aldrich-Chemie GmbH and Co. K.G. (Germany)
      (D)  Aldrich-Japan, Inc. (Delaware)
      (E)  Sigma-Aldrich, S.r.l. (Italy)

  3.  B-Line Systems, Inc. (Missouri)

      (A)  Circle AW Products Company (Delaware)

  4.  Sigma-Aldrich Company, Ltd. (United Kingdom)

      (A)  Sigma-Aldrich Holding Limited (United Kingdom)
      (B)  Sigma Chemical Company Ltd. (United Kingdom)
      (C)  Aldrich Chemical Company Ltd. (United Kingdom)
      (D)  B-Line Systems Limitd (United Kingdom)

  5.  Sigma-Aldrich Foreign Sales Corporation (U.S. Virgin Islands)

  6.  Fluka Chemie AG (Switzerland)

      (A)  Fluka Chemical Corporation (New Jersey)
      (B)  Fluka Feinchemikalien GmbH (Germany)
      (C)  Fluka Chemical Ltd. (United Kingdom)

  7.  Sigma-Aldrich Foreign Holding Company (Missouri)

      (A)  Sigma-Aldrich Quimica S.A. (Spain)
      (B)  Sigma-Aldrich Pty., Limited (Australia)
      (C)  Sigma-Aldrich Canada, Ltd. (Canada)
      (D)  Sigma-Aldrich s.r.o. (Prague)
      (E)  Sigma-Aldrich Chemical Representacoes, Ltd. (Brazil)
      (F)  Sigma-Aldrich Quimica S.A. de C.V. (Mexico)
      (G)  Sigma-Aldrich Handels GmbH (Austria)
      (H)  Sigma-Aldrich Kft. (Hungary)

   8.  Supelco, Inc. (Delaware)

      (A)  Supelco S.A. (Switzerland)
      (B)  Supelco France (France)
      (C)  Supelco Japan Limited (Japan)
      (D)  Supleco Canada Ltd/Ltee (Canada)

   9.  Sigma-Aldrich Chimie S.N.C. (France)

      (A)  Sigma-Aldrich Chemie France S.a.r.l. (France)
      (B)  Aldrich-Chimie S.a.r.l. (France)
      (C)  Fluka Chimie S.a.r.l. (France)

All subsidiaries are directly or indirecly 100% owned.